Exhibit 10.1

August 3, 2023

Bradley L. Radoff

2727 Kirby Dr., Unit 29L

Houston, Texas 77098

Email: brad@fondrenlp.com

Re:         Sale of Shares of Common Stock of Rocky Mountain Chocolate Factory, Inc.

Dear Mr. Radoff:

We understand you have proposed to sell up to 200,000 shares (the “Shares”) of common stock (“Company Common Stock”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) and that Global Value Investment Corp. (“GVIC”), a stockholder of the Company that holds in excess of 4.9% of the Company Common Stock, may purchase some or all of the Shares (such one-time sale of the Shares, the “Sale Transaction”). In accordance with Section 4(b)(iv) of the Settlement Agreement and Release, dated December 14, 2022 (the “Agreement”), by and among the Company, you, and certain other parties, you have requested the Company’s written consent to the Sale Transaction due to the limitations set forth in Section 4(b)-iv of the Agreement.

Subject to the terms hereof, the Company provides its consent under the Agreement, which consent has been approved by a resolution of a majority of the Company’s directors, to the Sale Transaction (this “Consent”). This Consent does not waive, amend or provide consent under any of the other provisions of the Agreement. The Agreement remains in full force and effect and the rights and obligations under the Agreement of each of the parties remain unchanged. The granting of this Consent will not obligate the Company to take any action in the future, except as explicitly required by the Agreement. If the Company determines that it is necessary or advisable to make any public statement or any filing with the Securities and Exchange Commission in connection with this Consent, you agree, for yourself and as the ABV-Radoff Defendants Representative (as defined in the Agreement), that such statement or filing is not inconsistent with or contrary to the Current Report on Form 8-K filed by the Company reporting the entry into the Agreement and consent to any such statement or filing.

You agree, for yourself and as the ABV-Radoff Defendants Representative, that you and the ABV-Radoff Defendants will refrain from taking any action, including legal action with regards to this Consent or the Sale Transaction.

The Consent shall remain effective only until August 7, 2023 and, if the Sale Transaction has not occurred by then, you will need to obtain the Company’s further consent with respect to the Sale Transaction. This Consent is solely for the benefit of the Company and you, as well as any respective permitted successors and assigns under the Agreement, and cannot be enforced by or transferred to any other person.

This Consent is not effective unless and until you acknowledge and agree to the terms set forth in this Consent, in your individual capacity and in your capacity as the ABV-Radoff Defendants Representative under the Agreement, by your signature below, which may be executed either manually or by electronic or digital signature (including by facsimile or email transmission). In acknowledging and agreeing to this Consent, you acknowledge that you have had the opportunity to allow counsel of your choice to review the Consent or any associated documents.

Sincerely,

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:    /s/ Robert J. Sarlls

           Robert J. Sarlls

           Chief Executive Officer

Acknowledged and Agreed to by:

/s/ Bradley L. Radoff

Bradley L. Radoff, individually

and in his capacity as the ABV-Radoff Defendants Representative under the Agreement

CC:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention: Ryan P. Nebel and Rebecca L. Van Derlaske

Email: rnebel@olshanlaw.com and rvanderlaske@olshanlaw.com

AB Value Management LLC
208 Lenox Ave., # 409
Westfield, New Jersey 07090
Attention: Andrew Berger
Email: Andrew@abvalue.com

Vinson & Elkins LLP

114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attention: Lawrence S. Elbaum

Email: lelbaum@velaw.com

Mary Bradley

103 E. St. Andrews Place

Newtown, Pennsylvania 18940

Email: mrbradley103@gmail.com

Morris Nichols Arsht & Tunnell

1201 North Market Street, 16th Floor, PO Box 1347,

Wilmington, Delaware 19899-1347

Attention: Kenneth J. Nachbar

Email: knachbar@morrisnichols.com

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